SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 16, 1998
                                                        ------------------


                          ONE LIBERTY PROPERTIES, INC.
               (Exact name of registrant as specified in charter)


      Maryland                  0-11083                      13-3147497
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     (State or other      (Commission File No.)           (IRS Employer
      Jurisdiction of                                      I.D. No.)
      Incorporation)

           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code 516-466-3100
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Item 5.  Other Events.

     On September 16, 1998, Registrant received the payoff in full of its mortgage receivable encumbering the property located at 35 Irving Place (a/k/a 109 East 16th Street), New York, New York. The principal amount paid off and received by Registrant was $7,582,163. The mortgage receivable had been acquired in July, 1993 at a discount. Due to such discounted purchase, Registrant expects to record a capital gain on the transaction of approximately $2,000,000.

     The property is owned by a partnership in which Gould Investors L.P. is the general partner and in which Gould Investors owns substantially all of the partnership interests. Gould Investors is the largest shareholder of One Liberty, owning 958,661 shares of common stock or 32.7% of the equity interest and 28.7% of the voting rights in Registrant.

                                    Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ONE LIBERTY PROPERTIES, INC.

                                            By: S/ Mark H. Lundy
                                                ----------------
                                                Mark H. Lundy
                                                Secretary

Date:    September 18, 1998